Exhibit 99.1
News Release
Pentair Reports Second Quarter 2018 Results

•	Second quarter sales of $781 million.

•	Second quarter GAAP EPS of $0.44 and adjusted EPS of $0.71.

•	The company completed the previously announced tax-free spin-off of its Electrical business, nVent Electric plc, to its shareholders on April 30, 2018.

•
The company updates its 2018 GAAP EPS from continuing operations guidance to approximately $1.81 and on an adjusted basis to approximately $2.31. This reflects the separation of its Electrical business, on April 30, 2018 and the reporting of Electrical’s results as discontinued operations.

Reconciliations of GAAP to Non-GAAP measures are in the attached financial tables.
LONDON, United Kingdom — July 25, 2018— Pentair plc (NYSE: PNR) today announced second quarter 2018 sales of $781 million. Sales were up 4 percent compared to sales for the same period last year. Excluding currency translation and acquisitions, core sales grew 3 percent in the second quarter. Second quarter 2018 earnings per diluted share from continuing operations (“EPS”) were $0.44 compared to $(0.02) in the second quarter of 2017. On an adjusted basis, the company reported EPS of $0.71 compared to $0.60 in the second quarter of 2017. Segment income, adjusted net income, free cash flow, and adjusted EPS are described in the attached schedules.
Second quarter 2018 operating income was $123 million, down 5 percent compared to operating income for the second quarter of 2017, and return on sales (“ROS”) was 15.7 percent, a decrease of 140 basis points when compared to the second quarter of 2017. On an adjusted basis, the company reported segment income of $164 million for the second quarter, up 8 percent compared to segment income for the second quarter of 2017, and ROS was 21.0 percent, an increase of 90 basis points when compared to the second quarter of 2017.
Net cash provided by operating activities of continuing operations was $374 million and free cash flow from continuing operations was $364 million for the quarter. The company is targeting to deliver full year free cash flow of approximately 100 percent of adjusted net income.
Prior to the spin-off of nVent Electric plc, Pentair paid a regular cash dividend of $0.35 per share in the second quarter of 2018. Pentair previously announced on May 8, 2018 that its Board of Directors approved a regular cash dividend of $0.175 per share for the third quarter of 2018. Adjusted for the spin-off of nVent Electric plc, 2018 marks the 42nd consecutive year that Pentair has increased its dividend.
“As Pentair delivers its first quarterly results following the successful spin-off of nVent Electric plc, we are pleased to report strong second quarter results,” said John L. Stauch, Pentair President and Chief Executive Officer. “For the second quarter, we delivered core sales growth of 3 percent, segment margin expansion of 90 basis points, and adjusted earnings per share growth of 18 percent while delivering over $360 million in free cash flow. We believe our second quarter results demonstrate our ability to use agility and prioritization to meet our commitments, and would like to thank all of our employees for their contributions to the new Pentair. We remain focused on furthering our strategy to be a pure play water company, driving organic growth, and utilizing our capital wisely to create incremental shareholder value.”

OUTLOOK
The company updates its estimated 2018 GAAP EPS from continuing operations to approximately $1.81 and on an adjusted EPS basis to approximately $2.31. The company updates its full year 2018 sales guidance to $2.95 billion, up 3 to 4 percent on a reported and core basis, respectively, over 2017. The company is targeting to deliver full year free cash flow of approximately 100 percent of adjusted net income.

(more)

In addition, the company introduces third quarter 2018 GAAP EPS from continuing operations guidance of approximately $0.48 and on an adjusted EPS basis of approximately $0.52. The company expects third quarter sales to be approximately $700 million, up 1 to 2 percent on a reported basis and up 4 to 5 percent on a core basis compared to third quarter 2017. This full year and third quarter 2018 outlook reflects the separation of the Electrical business on April 30, 2018 and the reporting of Electrical’s results as discontinued operations.

EARNINGS CONFERENCE CALL
Pentair President and CEO John L. Stauch and Chief Financial Officer Mark C. Borin will discuss the company’s second quarter 2018 results on a two-way conference call with investors at 8:00 a.m. Eastern today. A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of the company’s website, www.pentair.com, shortly before the call begins.
Reconciliations of non-GAAP financial measures are set forth in the attachments to this release and in the presentations, each of which can be found on Pentair’s website. The webcast and presentations will be archived at the company’s website following the conclusion of the event.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
This presentation contains statements that we believe to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact are forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “positioned,” “strategy,” “future” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, assumptions and other factors, some of which are beyond our control, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include the ability to realize the anticipated benefits from the separation of nVent Electric plc from Pentair (the “Separation”); adverse effects on our business operations or financial results and the market price of our shares as a result of the consummation of the Separation; the ability of our business to operate independently following the Separation; overall global economic and business conditions impacting our business; the ability to achieve the benefits of our restructuring plans; the ability to successfully identify, finance, complete and integrate acquisitions; competition and pricing pressures in the markets we serve; the strength of housing and related markets; volatility in currency exchange rates and commodity prices, including the impact of tariffs; inability to generate savings from excellence in operations initiatives consisting of lean enterprise, supply management and cash flow practices; increased risks associated with operating foreign businesses; failure of markets to accept new product introductions and enhancements; the impact of changes in laws and regulations, including those that limit U.S. tax benefits; the outcome of litigation and governmental proceedings; and the ability to achieve our long-term strategic operating goals. Additional information concerning these and other factors is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2017. All forward-looking statements speak only as of the date of this presentation. Pentair plc assumes no obligation, and disclaims any obligation, to update the information contained in this presentation.

ABOUT PENTAIR PLC
At Pentair, we believe the health of our world depends on reliable access to clean water. We deliver a comprehensive range of smart, sustainable water solutions to homes, business and industry around the world. Our industry leading and proven portfolio of solutions enables our customers to access clean, safe water, reduce water consumption, and recover and reuse it.  Whether it’s improving, moving or helping people enjoy water, we help manage the world’s most precious resource.

With approximately 130 locations in 34 countries and 10,000 employees, we believe that the future of water depends on us. Our 2017 revenue was $2.8 billion, and we trade under the ticker symbol PNR. To learn more, visit www.Pentair.com.

PENTAIR CONTACTS:
Jim Lucas Rebecca Osborn
Senior Vice President, Investor Relations and Treasurer Senior Manager, External Communications
Direct: 763-656-5575 Direct: 763-656-5589
Email: jim.lucas@pentair.com Email: rebecca.osborn@pentair.com

(more)

Pentair plc and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended		Six months ended
In millions, except per-share data	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net sales	$780.6	$754.0	$1,513.2	$1,437.3
Cost of goods sold	498.0	480.4	977.3	940.0
Gross profit	282.6	273.6	535.9	497.3
% of net sales	36.2%	36.3%	35.4%	34.6%
Selling, general and administrative	140.9	126.7	282.7	269.4
% of net sales	18.1%	16.8%	18.7%	18.7%
Research and development	19.1	17.7	37.9	36.8
% of net sales	2.4%	2.3%	2.5%	2.6%
Operating income	122.6	129.2	215.3	191.1
% of net sales	15.7%	17.1%	14.2%	13.3%
Other (income) expense:
Loss on sale of business	0.9	—	6.2	—
Loss on early extinguishment of debt	17.1	101.4	17.1	101.4
Other (income) expense	(4.2)	0.9	(3.8)	2.1
Net interest expense	10.1	25.3	23.6	60.3
% of net sales	1.3%	3.4%	1.6%	4.2%
Income from continuing operations before income taxes	98.7	1.6	172.2	27.3
Provision for income taxes	20.8	5.0	35.9	18.0
Effective tax rate	21.1%	312.5%	20.8%	65.9%
Net income (loss) from continuing operations	77.9	(3.4)	136.3	9.3
(Loss) income from discontinued operations, net of tax	(36.4)	66.5	8.1	141.6
Gain from sale of discontinued operations, net of tax	—	200.6	—	200.6
Net income	$41.5	$263.7	$144.4	$351.5
Earnings (loss) per ordinary share
Basic
Continuing operations	$0.44	$(0.02)	$0.77	$0.05
Discontinued operations	(0.21)	1.47	0.04	1.88
Basic earnings per ordinary share	$0.23	$1.45	$0.81	$1.93
Diluted
Continuing operations	$0.44	$(0.02)	$0.76	$0.05
Discontinued operations	(0.21)	1.45	0.04	1.86
Diluted earnings per ordinary share	$0.23	$1.43	$0.80	$1.91
Weighted average ordinary shares outstanding
Basic	176.9	181.7	178.1	181.9
Diluted	178.6	183.8	179.9	183.9
Cash dividends paid per ordinary share	$0.35	$0.345	$0.70	$0.69

(more)

Pentair plc and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2018	December 31, 2017
In millions
Assets
Current assets
Cash and cash equivalents	$78.7	$86.3
Accounts and notes receivable, net	422.1	483.1
Inventories	366.6	356.9
Other current assets	129.2	114.5
Current assets held for sale	—	708.0
Total current assets	996.6	1,748.8
Property, plant and equipment, net	270.6	279.8
Other assets
Goodwill	2,088.8	2,112.8
Intangibles, net	296.5	321.8
Other non-current assets	153.5	180.9
Non-current assets held for sale	—	3,989.6
Total other assets	2,538.8	6,605.1
Total assets	$3,806.0	$8,633.7
Liabilities and Equity
Current liabilities
Accounts payable	$275.1	$321.5
Employee compensation and benefits	77.5	115.8
Other current liabilities	356.8	401.3
Current liabilities held for sale	—	360.8
Total current liabilities	709.4	1,199.4
Other liabilities
Long-term debt	779.9	1,440.7
Pension and other post-retirement compensation and benefits	107.9	96.4
Deferred tax liabilities	118.4	108.6
Other non-current liabilities	201.5	213.8
Non-current liabilities held for sale	—	537.0
Total liabilities	1,917.1	3,595.9
Equity	1,888.9	5,037.8
Total liabilities and equity	$3,806.0	$8,633.7

(more)

Pentair plc and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six months ended
In millions	June 30, 2018	June 30, 2017
Operating activities
Net income	$144.4	$351.5
Income from discontinued operations, net of tax	(8.1)	(141.6)
Gain from sale of discontinued operations, net of tax	—	(200.6)
Adjustments to reconcile net income from continuing operations to net cash provided by (used for) operating activities of continuing operations
Equity income of unconsolidated subsidiaries	(5.8)	(0.6)
Depreciation	24.9	25.3
Amortization	18.4	18.0
Deferred income taxes	10.1	(8.1)
Loss on sale of business	6.2	—
Share-based compensation	11.3	26.0
Loss on early extinguishment of debt	17.1	101.4
Changes in assets and liabilities, net of effects of business acquisitions
Accounts and notes receivable	52.7	49.8
Inventories	(15.4)	(3.5)
Other current assets	(10.8)	0.4
Accounts payable	(45.9)	(40.2)
Employee compensation and benefits	(32.2)	(25.6)
Other current liabilities	3.5	(40.9)
Other non-current assets and liabilities	7.4	(26.4)
Net cash provided by (used for) operating activities of continuing operations	177.8	84.9
Net cash provided by (used for) operating activities of discontinued operations	(5.9)	70.4
Net cash provided by (used for) operating activities	171.9	155.3
Investing activities
Capital expenditures	(20.3)	(18.7)
Proceeds from sale of property and equipment	(0.5)	—
(Payments due to) proceeds from the sale of businesses, net	(12.8)	2,765.6
Acquisitions, net of cash acquired	(0.9)	(45.9)
Net cash provided by (used for) investing activities of continuing operations	(34.5)	2,701.0
Net cash provided by (used for) investing activities of discontinued operations	(7.1)	(35.2)
Net cash provided by (used for) investing activities	(41.6)	2,665.8
Financing activities
Net receipts (repayments) of short-term borrowings	—	(0.5)
Net receipts (repayments) of commercial paper and revolving long-term debt	30.2	(975.5)
Repayments of long-term debt	(675.1)	(1,659.3)
Premium paid on early extinguishment of debt	(16.0)	(94.9)
Transfer of cash to nVent	(74.2)	—
Distribution of cash from nVent	993.6	—
Shares issued to employees, net of shares withheld	6.3	29.5
Repurchases of ordinary shares	(300.0)	(100.0)
Dividends paid	(125.9)	(126.1)
Net cash provided by (used for) financing activities	(161.1)	(2,926.8)
Change in held for sale cash	27.0	(14.5)
Effect of exchange rate changes on cash and cash equivalents	(3.8)	45.0
Change in cash and cash equivalents	(7.6)	(75.2)
Cash and cash equivalents, beginning of period	86.3	216.9
Cash and cash equivalents, end of period	$78.7	$141.7

(more)

Pentair plc and Subsidiaries
Reconciliation of the GAAP operating activities cash flow to the non-GAAP free cash flow (Unaudited)

	Six months ended
In millions	June 30, 2018	June 30, 2017
Net cash provided by (used for) operating activities of continuing operations	$177.8	$84.9
Capital expenditures	(20.3)	(18.7)
Proceeds from sale of property and equipment	(0.5)	—
Free cash flow from continuing operations	$157.0	$66.2
Net cash provided by (used for) operating activities of discontinued operations	(5.9)	70.4
Capital expenditures of discontinued operations	(7.4)	(25.7)
Proceeds from sale of property and equipment of discontinued operations	2.3	4.1
Free cash flow	$146.0	$115.0

(more)

Pentair plc and Subsidiaries
Supplemental Financial Information by Reportable Segment (Unaudited)

		2018			2017
In millions	First Quarter	Second Quarter	Six Months	First Quarter	Second Quarter	Six Months
Net sales
Aquatic Systems	$240.4	$276.2	$516.6	$222.5	$253.7	$476.2
Filtration Solutions	251.6	262.1	513.7	230.8	263.8	494.6
Flow Technologies	240.3	241.9	482.2	229.6	236.2	465.8
Other	0.3	0.4	0.7	0.4	0.3	0.7
Consolidated	$732.6	$780.6	$1,513.2	$683.3	$754.0	$1,437.3
Segment income (loss)
Aquatic Systems	$60.0	$79.6	$139.6	$55.5	$74.3	$129.8
Filtration Solutions	33.7	52.3	86.0	24.0	49.0	73.0
Flow Technologies	38.7	44.4	83.1	33.1	40.3	73.4
Other	(15.4)	(12.2)	(27.6)	(15.6)	(12.0)	(27.6)
Consolidated	$117.0	$164.1	$281.1	$97.0	$151.6	$248.6
Return on sales
Aquatic Systems	25.0%	28.8%	27.0%	24.9%	29.3%	27.3%
Filtration Solutions	13.4%	20.0%	16.7%	10.4%	18.6%	14.8%
Flow Technologies	16.1%	18.4%	17.2%	14.4%	17.1%	15.8%
Consolidated	16.0%	21.0%	18.6%	14.2%	20.1%	17.3%

(more)

Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2018 to the non-GAAP excluding the effect of 2018 adjustments (Unaudited)

	Actual		Forecast
In millions, except per-share data	First Quarter	Second Quarter	Third Quarter		Full Year
Net sales	$732.6	$780.6	approx	$700	approx	$2,945
Operating income	92.7	122.6	approx	110	approx	452
% of net sales	12.7%	15.7%	approx	16%	approx	15%
Adjustments:
Restructuring and other	5.6	25.0	approx	—	approx	31
Intangible amortization	9.3	9.1	approx	9	approx	36
Corporate allocations	8.8	2.2	approx	—	approx	11
Equity income of unconsolidated subsidiaries	0.6	5.2	approx	1	approx	8
Segment income	117.0	164.1	approx	120	approx	538
Return on sales	16.0%	21.0%	approx	17%	approx	18%
Net income from continuing operations—as reported	58.4	77.9	approx	84	approx	324
Loss on sale of business	5.3	0.9	approx	—	approx	6
Loss on early extinguishment of debt	—	17.1	approx	—	approx	17
Interest expense adjustment	6.0	2.4	approx	—	approx	8
Adjustments to operating income	23.7	36.3	approx	9	approx	78
Income tax adjustments	(4.5)	(7.1)	approx	(2)	approx	(20)
Net income from continuing operations—as adjusted	$88.9	$127.5	approx	$91	approx	$413
Continuing earnings per ordinary share—diluted
Diluted earnings per ordinary share—as reported	$0.32	$0.44	approx	$0.48	approx	$1.81
Adjustments	0.17	0.27	approx	0.04	approx	0.50
Diluted earnings per ordinary share—as adjusted	$0.49	$0.71	approx	$0.52	approx	$2.31

(more)

Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Segment
For the Quarter Ending June 30, 2018 (Unaudited)

	Actual
	Q2 Net Sales Growth
	Core	Currency	Acq. / Div.	Total
Total Pentair	2.9%	1.5%	(0.9)%	3.5%
Aquatic Systems	9.5%	0.3%	(0.9)%	8.9%
Filtration Solutions	(2.4)%	2.8%	(1.0)%	(0.6)%
Flow Technologies	1.7%	1.6%	(0.9)%	2.4%

Pentair plc and Subsidiaries
Reconciliation of Net Sales Growth to Core Net Sales Growth by Segment
For the Quarter Ending September 30, 2018 and the Year Ending December 31, 2018 (Unaudited)

Forecast
		Q3 Net Sales Growth				Full Year Net Sales Growth
		Core	Currency	Acq. / Div.	Total	Core	Currency	Acq. / Div.	Total
Total Pentair	approx	4 - 5%	(1) %	(2) %	1 - 2%	3 - 4%	1%	(1) %	3 - 4%
Aquatic Systems	approx	8 - 9%	(1) %	(2) %	5 - 6%	8 - 9%	0%	(1) %	7 - 8%
Filtration Solutions	approx	1 - 3%	(1) %	(2) %	(2) - 0%	0 - 1%	1%	(1) %	0 - 1%
Flow Technologies	approx	2 - 3%	(1) %	(3) %	(2) - (1) %	2 - 3%	1%	(2) %	1 - 2%

(more)

Pentair plc and Subsidiaries
Reconciliation of the GAAP year ended December 31, 2017 to the non-GAAP excluding the effect of 2017 adjustments (Unaudited)

In millions, except per-share data	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net sales	$683.3	$754.0	$687.6	$720.8	$2,845.7
Operating income	61.9	129.2	101.8	85.4	378.3
% of net sales	9.1%	17.1%	14.8%	11.8%	13.3%
Adjustments:
Restructuring and other	11.6	5.9	1.4	9.3	28.2
Intangible amortization	8.7	9.3	9.2	9.2	36.4
Tradename and other impairment	—	—	—	15.6	15.6
Corporate allocations	14.6	6.8	7.5	7.8	36.7
Equity income of unconsolidated subsidiaries	0.2	0.4	0.3	0.4	1.3
Segment income	97.0	151.6	120.2	127.7	496.5
Return on sales	14.2%	20.1%	17.5%	17.7%	17.5%
Net income (loss) from continuing operations	12.7	(3.4)	49.0	55.8	114.1
Loss on sale of business	—	—	3.8	0.4	4.2
Pension and other post-retirement mark-to-market loss	—	—	—	8.5	8.5
Loss on early extinguishment of debt	—	101.4	—	—	101.4
Interest expense adjustment	16.5	11.9	6.8	6.5	41.7
Adjustments to operating income	34.9	22.0	18.1	41.9	116.9
Income tax adjustments	(2.5)	(22.5)	11.7	(17.2)	(30.5)
Net income from continuing operations—as adjusted	$61.6	$109.4	$89.4	$95.9	$356.3
Continuing earnings per ordinary share—diluted
Diluted earnings (loss) per ordinary share—as reported	$0.07	$(0.02)	$0.27	$0.30	$0.62
Adjustments	0.26	0.62	0.22	0.22	1.32
Diluted earnings per ordinary share—as adjusted	$0.33	$0.60	$0.49	$0.52	$1.94